UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

CRC CRYSTAL RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-52472	86-0728263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4952 East Encanto Street, Mesa, Arizona 85205

(Address of principal executive offices)(Zip Code)

(480) 452-3301

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by the Company’s CEO.  Under the License Agreement, the Company is obligated to pay SCT a license fee of $50,000 when it raises at least $50,000 in capital.  In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

The licensing agreement between the Company and SCT, Inc. includes the patent license between the Company and Optoscint, Inc. on scintillation crystal growth and scintillation products, as well as the license to all patents that were not owned by Optoscint, Inc.

CRC has not included the licenses in its list of assets or liabilities until the recent Quarter 1 2008 unaudited financials.

Item 2.01  Completion of Acquisition or Disposition of Assets

On March 31, 2008 the Company purchased the following crystal growth and materials purification equipment from SCT, LLC.  The equipment was valued at cost and the Company issued 627,821 common shares for the assets purchased.  These assets will be depreciated over their estimated useful lives of 7 years.  The assets purchased follow:

Asset	Cost

Purification Stations - Qty 3
Including Spare Parts and Materials	$593,486
Generator	3,256
Converters - Qty 2	8,500
Gas Cabinet	2,579

Total	$627,821

SCT, LLC is an entity controlled by the Registrant’s President, Dr. Kiril A. Pandelisev.

Item 5.06  Change in Shell Company Status

On March 31, 2008 the Company purchased the following crystal growth and materials purification equipment from SCT, LLC.  The equipment was valued at cost and the Company issued 627,821 common shares for the assets purchased.  These assets will be depreciated over their estimated useful lives of 7 years.  The assets purchased follow:

Asset	Cost

Purification Stations - Qty 3
Including Spare Parts and Materials	$593,486
Generator	3,256
Converters - Qty 2	8,500
Gas Cabinet	2,579

Total	$627,821

SCT, LLC is an entity controlled by the Company’s President, Dr. Kiril A. Pandelisev.  The acquisition of substantial assets by the Company from SCT, LLC, assets valued at $627,821 gives to the Company a substantial asset base to further its business model.

The acquisition of the assets from SCT, LLC adds to further differentiation of the Company from the definition of a “Shell,” defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents.  The Company intends to amend its previous 10-Q and 10-K filings to correct filing errors.  In light of its ongoing development of its intellectual assets and depreciated production equipment assets, the Company never considered itself to be a shell.

The acquisition of the assets from SCT, LLC is also reflected in the financial statements (Unaudited) which accompany the Company’s 10Q filing for the First Quarter of 2008.

Item 8.01  Other Events

By way of a unanimous written resolution of the Director’s of the Company, dated and effective April 23, 2008, Registrant changed its Stock Transfer Agent from Integrity Stock Transfer located at 3027 E. Sunset Road, Suite 103, Las Vegas, Nevada 89120, to Pacific Stock Transfer Company located at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, Email: bethl@pacificstocktransfer.com, Telephone (702) 361-3033 Extension 106, Facsimile (702) 433-1979, and website www.pacificstocktransfer.com.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Licensing Agreement between SCT, Inc. and CRC Crystal Research Corporation dated September 25, 2006.

10.2	Copy of Asset Purchase Agreement between SCT, LLC and CRC Crystal Research Corporation dated January 31, 2008.

10.3	Detailed Equipment List

13	Unaudited Financial Statements for Quarter ended March 31, 2008. (Incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRC CRYSTAL RESEARCH CORPORATION

Dated: May 7, 2008	By:	/s/ Kiril A. Pandelisev
Kiril A. Pandelisev
Title: President